Exhibit n(2)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-52372 on Form N-2 of our reports dated October 22, 2001 on Merrill Lynch Senior Floating Rate Fund II, Inc. (the “Fund”) and Master Senior Floating Rate Trust, both appearing in the Fund’s August 31, 2001 Annual Report, and to the reference to us under the caption “Financial Highlights” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP New York, New York November 6, 2001